Exhibit 99.1

Contacts:
Investor Relations: Angela White ir@vistaprint.com +1 (781) 652-6480 Media Relations: Kaitlin Ambrogio publicrelations@vistaprint.com +1 (781) 652-6444

Vistaprint Reports Second Quarter Fiscal Year 2013 Financial Results

Second quarter 2013 results:

•	Revenue grew 16 percent year over year to $348.3 million

•	Revenue grew 17 percent year over year excluding the impact of currency exchange rate fluctuations

•	Revenue grew 14 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from acquisitions

•	GAAP net income per diluted share decreased 20 percent year over year to $0.66

•	Non-GAAP adjusted net income per diluted share increased 5 percent year over year to $1.02

Venlo, the Netherlands, January 31, 2013 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the three month period ended December 31, 2012, the second quarter of its 2013 fiscal year.

“Our second quarter results were solid,” said Robert Keane, president and chief executive officer. “We delivered good results for our consumer and holiday business around the world. We continued to execute well in North America. Though our European growth rate improved versus our disappointing first quarter results, we believe this was primarily due to the seasonal strength of our holiday-related business in Europe, and we continue to expect our European marketing execution turn-around to take time and significant effort. Turning to profit, our gross margins continued to expand, despite incurring incremental costs associated with product quality improvements and new product launches. We believe a significant portion of this success is due to our strategic commitment to invest in world-class manufacturing capabilities. Our quarterly earnings per share were above our expectations, due in part to our strong gross margins and one-time favorability in our tax rate.”

Financial Metrics (including Albumprinter and Webs results unless otherwise stated):

•

Revenue for the second quarter of fiscal year 2013 grew to $348.3 million, a 16 percent increase over revenue of $299.9 million reported in the same quarter a year ago. Excluding Albumprinter and Webs combined revenue of $25.6 million, total second quarter revenue was $322.7 million. Excluding the estimated impact from currency exchange rate fluctuations and revenue from acquired businesses, total revenue grew 14 percent year over year in the second quarter.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the second quarter was 67.2 percent, compared to 66.8 percent in the same quarter a year ago.

•

Operating income in the second quarter was $33.0 million, or 9.5 percent of revenue, and reflected a slight increase compared to operating income of $32.5 million, or 10.9 percent of revenue, in the same quarter a year ago.

•

GAAP net income for the second quarter was $23.0 million, or 6.6 percent of revenue, representing a 28 percent decrease compared to $31.7 million, or 10.6 percent of revenue in the same quarter a year ago. Despite improved operating income year over year, our GAAP net income declined due to several year-over-year differences in below-the-line items, including interest expense, other income, our tax provision, and the effect of our new indirect minority equity interest in China.

•	GAAP net income per diluted share for the second quarter was $0.66, versus $0.82 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the second quarter, which excludes amortization expense for acquisition-related intangible assets, tax charges related to the alignment of acquisition-related intellectual property with global operations, and share-based compensation expense and its related tax effect, was $35.9 million, or 10.3 percent of revenue, representing a 5 percent decrease compared to non-GAAP adjusted net income of $37.9 million, or 12.6 percent of revenue, in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the second quarter, as defined above, was $1.02, versus $0.97 in the same quarter a year ago.

•	Capital expenditures in the second quarter were $27.6 million, or 7.9 percent of revenue.

•

During the second quarter, the company generated $88.5 million of cash from operations and $58.7 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs.

•	As of December 31, 2012, the company had $64.7 million in cash and cash equivalents and $230.5 million in long-term debt, with $157.0 million remaining under its credit facility.

•

During the second quarter, the company purchased 827,346 of its ordinary shares for $24.8 million, inclusive of transaction costs, at an average per-share cost of $29.94, as part of the share repurchase program authorized by the Supervisory Board in February 2012.

Operating metrics are now provided as a table-based supplement to this press release.

Fiscal 2013 Outlook as of January 31, 2013:

Ernst Teunissen, executive vice president and chief financial officer, said, “Looking ahead to the second half of the fiscal year, we expect to continue to benefit from solid execution in North America and strong manufacturing results around the world. We continue to believe that our European marketing execution turn-around will take time, and our revenue weakness there will persist through at least the remainder of fiscal 2013. Given our continuing challenges in Europe, we expect that the shift from a strong seasonal consumer focus in our second fiscal quarter to small-business-oriented campaigns for the second half of the fiscal year will be more difficult than it has been in past years. Despite continued revenue weakness, we remain confident in our earnings per share outlook for the remainder of the year. Our guidance today reflects these factors. We are lowering and narrowing our revenue guidance range for the fiscal year, but narrowing our earnings per share guidance range to the upper part of the prior guidance range due to our strong earnings performance through the first half of the year.”

Financial Guidance as of January 31, 2013:

As previously stated, beginning with fiscal year 2013, the company is providing revenue guidance on an annual and quarterly basis, and earnings guidance on an annual basis. Based on current and anticipated levels of demand, the company expects the following financial results:

Fiscal Year and Third Quarter 2013 Revenue

•

For the full fiscal year ending June 30, 2013, the company expects revenue of approximately $1,145 million to $1,175 million, or 12 percent to 15 percent growth year over year in reported terms. Excluding currency movements and acquired revenue, we expect constant-currency organic growth of approximately 10 percent to 13 percent. Reported (USD) growth expectations assume a recent 30-day currency exchange rate for all currencies. Constant-currency growth is estimated by applying the respective prior year quarterly average exchange rates to all estimated non-U.S. dollar denominated revenue expected for future periods.

•

For the third quarter of fiscal year 2013, ending March 31, 2013, the company expects revenue of approximately $275 million to $290 million, or 7 percent to 13 percent growth year over year in reported terms. We expect constant-currency organic growth of approximately 5 percent to 11 percent.

Fiscal Year 2013 GAAP Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2013, the company expects GAAP net income per diluted share of approximately $0.50 to $0.70, which assumes 34.6 million weighted average diluted shares outstanding.

Fiscal Year 2013 Non-GAAP Adjusted Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2013, the company expects non-GAAP adjusted net income per diluted share of approximately $1.79 to $1.99, which excludes expected acquisition-related amortization of intangible assets of approximately $8.4 million or approximately $0.24 per diluted share, share-based compensation expense and its related tax effect of approximately $34.6 million or approximately $0.98 per diluted share, and tax charges related to the alignment of acquisition-related intellectual property with global operations of approximately $2.4 million, or $0.07 per diluted share. This guidance assumes a non-GAAP weighted average diluted share count of approximately 35.2 million shares.

Fiscal Year 2013 Capital Expenditures

For the full fiscal year ending June 30, 2013, the company expects to make capital expenditures of approximately $85 million to $95 million. Planned capital investments are designed to support the planned growth of the business and are expected to include the expansion of our European production capacity in our Dutch (Venlo) facility and other investments.

The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EST) on January 31, 2013, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, an end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (800) 599-9816, access code 94030400. A replay of the Q&A session will be available on the company’s Web site following the call on January 31, 2013.

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition-related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar and excludes the impact of gains and losses on effective foreign currency hedges recognized in revenue. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) empowers more than 15 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 4,400 people, operates more than 25 localized websites globally and ships to more than 130 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth and development of our business, especially in Europe, and our financial outlook and guidance set forth under the headings “Fiscal 2013 Outlook as of January 31, 2013” and “Financial Guidance as of January 31, 2013.” Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make because the investments are more costly than we expected or because we are unable to devote the necessary operational and financial resources; the failure of our investments to have the effects that we expect; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to identify and address the causes of our revenue weakness in Europe; the willingness of purchasers of marketing services and products to shop online; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage growth and changes in our organization and senior management; our failure to manage the complexity of our business and expand our operations; currency fluctuations that affect our revenues and costs; costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; our failure to retain key employees of Vistaprint or of our acquired businesses; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2012 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

VISTAPRINT N.V.

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share and per share data)

	December 31, 2012	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$64,728	$62,203
Accounts receivable, net of allowances of $349 and $189, respectively	23,467	20,125
Inventory	10,215	7,168
Prepaid expenses and other current assets	33,935	26,102

Total current assets	132,345	115,598
Property, plant and equipment, net	293,295	261,228
Software and web site development costs, net	6,965	5,186
Deferred tax assets	333	327
Goodwill	142,193	140,429
Intangible assets, net	37,050	40,271
Other assets	28,310	29,390
Investment in equity interests	13,169	—

Total assets	$653,660	$592,429

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$31,641	$25,931
Accrued expenses	130,248	98,402
Deferred revenue	18,214	15,978
Deferred tax liabilities	1,686	1,668
Other current liabilities	621	—

Total current liabilities	182,410	141,979
Deferred tax liabilities	16,128	18,359
Other liabilities	14,727	13,804
Long-term debt	230,500	229,000

Total liabilities	443,765	403,142

Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 and 120,000,000 shares authorized, respectively; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 and 120,000,000 shares authorized, respectively; 49,950,289 shares issued and 33,525,856 and 34,119,637 shares outstanding, respectively	699	699
Treasury shares, at cost, 16,424,433 and 15,830,652 shares, respectively	(398,617)	(378,941)
Additional paid-in capital	296,942	285,633
Retained earnings	313,892	292,628
Accumulated other comprehensive loss	(3,021)	(10,732)

Total shareholders’ equity	209,895	189,287

Total liabilities and shareholders’ equity	$653,660	$592,429

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenue	$348,312	$299,862	$599,728	$512,222
Cost of revenue (1)	114,150	99,661	202,177	177,725
Technology and development expense (1)	40,045	29,792	77,702	56,466
Marketing and selling expense (1)	134,364	110,644	234,361	186,988
General and administrative expense (1)	26,712	27,223	52,213	48,755

Income from operations	33,041	32,542	33,275	42,288
Other (expense) income, net	(310)	2,448	(819)	2,898
Interest expense, net	(1,264)	(422)	(2,426)	(339)

Income before income taxes and loss in equity interests	31,467	34,568	30,030	44,847
Income tax provision	8,189	2,871	8,323	4,978
Loss in equity interests	(318)	—	(443)	—

Net income	$22,960	$31,697	$21,264	$39,869

Basic net income per share	$0.69	$0.84	$0.63	$1.01

Diluted net income per share	$0.66	$0.82	$0.61	$0.99

Weighted average shares outstanding — basic	33,377,045	37,638,224	33,525,669	39,439,181

Weighted average shares outstanding — diluted	34,544,965	38,654,740	34,754,574	40,474,021

(1) Share-based compensation is allocated as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$107	$77	$205	$171
Technology and development expense	2,366	834	4,606	1,693
Marketing and selling expense	1,590	498	3,139	1,053
General and administrative expense	4,287	3,454	8,667	6,669

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Operating activities
Net income	$22,960	$31,697	$21,264	$39,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,166	14,169	30,824	27,276
Share-based compensation expense	8,350	4,863	16,617	9,586
Excess tax benefits from share-based awards	22	123	201	(11)
Deferred taxes	(2,804)	(2,748)	(3,859)	(3,001)
Other non-cash items	61	81	(31)	107
Loss in equity interest	318	—	443	—
Non-cash gain on equipment	(135)	—	(1,414)	—
Changes in operating assets and liabilities excluding the effect of business acquisitions:
Accounts receivable	(2,421)	(2,885)	(2,754)	(2,576)
Inventory	(2,027)	(45)	(2,890)	(487)
Prepaid expenses and other assets	(4,391)	(6,273)	(4,391)	(7,494)
Accounts payable	12,141	5,074	8,603	3,123
Accrued expenses and other liabilities	40,293	37,083	32,570	45,288

Net cash provided by operating activities	88,533	81,139	95,183	111,680

Investing activities
Purchases of property, plant and equipment	(27,609)	(13,447)	(55,368)	(24,445)
Business acquisitions, net of cash acquired	—	(184,822)	—	(184,822)
Proceeds from sale of intangible assets	—	—	1,750	—
Purchases of intangible assets	(361)	(42)	(370)	(131)
Maturities and redemptions of marketable securities	—	—	—	529
Capitalization of software and website development costs	(1,839)	(1,209)	(3,140)	(2,891)
Investment in equity interests	(100)	—	(12,753)	—
Issuance of note receivable	(512)	—	(512)	—

Net cash used in investing activities	(30,421)	(199,520)	(70,393)	(211,760)

Financing activities
Proceeds from borrowings of long-term debt	16,000	161,500	55,212	161,500
Payments of long-term debt and debt issuance costs	(44,887)	(16,145)	(53,895)	(16,145)
Payments of withholding taxes in connection with vesting of restricted share units	(624)	(880)	(1,790)	(1,955)
Purchases of ordinary shares	(24,775)	(118,557)	(24,775)	(209,645)
Excess tax benefits from share-based awards	(22)	(123)	(201)	11
Proceeds from issuance of shares	867	70	1,758	139

Net cash used in financing activities	(53,441)	25,865	(23,691)	(66,095)

Effect of exchange rate changes on cash	738	(1,106)	1,426	(2,907)

Net increase (decrease) in cash and cash equivalents	5,409	(93,622)	2,525	(169,082)
Cash and cash equivalents at beginning of period	59,319	161,092	62,203	236,552

Cash and cash equivalents at end of period	$64,728	$67,470	$64,728	$67,470

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Non-GAAP adjusted net income reconciliation:
Net income	$22,960	$31,697	$21,264	$39,869
Add back:
Share-based compensation expense, inclusive of income tax effects	8,540 (a)	5,021 (b)	16,985 (c)	9,897 (d)
Amortization of acquisition-related intangible assets	2,243	1,148	4,421	1,148
Tax cost of transfer of intellectual property	2,164	—	2,164	—

Non-GAAP adjusted net income	$35,907	$37,866	$44,834	$50,914

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.66	$0.82	$0.61	$0.99
Add back:
Share-based compensation expense, inclusive of income tax effects	0.24	0.12	0.47	0.23
Amortization of acquisition-related intangible assets	0.06	0.03	0.12	0.03
Tax cost of transfer of intellectual property	0.06	—	0.06	—

Non-GAAP adjusted net income per diluted share	$1.02	$0.97	$1.26	$1.25

Non-GAAP adjusted weighted average shares reconciliation:
GAAP weighted average shares outstanding - diluted	34,544,965	38,654,740	34,754,574	40,474,021
Add:
Additional shares due to unamortized share-based compensation	611,007	385,882	719,986	161,363

Non-GAAP adjusted weighted average shares outstanding - diluted	35,155,972	39,040,622	35,474,560	40,635,384

(a)    Includes share-based compensation charges of $8,350 and the income tax effects related to those charges of $190.

(b)    Includes share-based compensation charges of $4,863 and the income tax effects related to those charges of $158.

(c)    Includes share-based compensation charges of $16,617 and the income tax effects related to those charges of $368.

(d)    Includes share-based compensation charges of $9,586 and the income tax effects related to those charges of $311.

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Free cash flow reconciliation:
Net cash provided by operating activities	$88,533	$81,139	$95,183	$111,680
Purchases of property, plant and equipment	(27,609)	(13,447)	(55,368)	(24,445)
Purchases of intangible assets not related to acquisitions	(361)	(42)	(370)	(131)
Capitalization of software and website development costs	(1,839)	(1,209)	(3,140)	(2,891)

Free cash flow	$58,724	$66,441	$36,305	$84,213

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

(Unaudited in thousands, except share and per share data)

	GAAP Revenue
	Three Months Ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency Organic
	2012	2011	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Revenue Growth
Revenue growth reconciliation by segment:
North America	$167,511	$139,807	20%	—%	20%	(2)%	18%
Europe	159,339	143,048	11%	3%	14%	(5)%	9%
Most of World	21,462	17,007	26%	(2)%	24%	—%	24%

Total revenue	$348,312	$299,862	16%	1%	17%	(3)%	14%

	GAAP Revenue
	Six Months Ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency Organic
	2012	2011	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Revenue Growth
Revenue growth reconciliation by segment:
North America	$311,749	$258,498	21%	—%	21%	(3)%	18%
Europe	249,052	223,027	12%	5%	17%	(11)%	6%
Most of World	38,927	30,697	27%	(1)%	26%	—%	26%

Total revenue	$599,728	$512,222	17%	2%	19%	(5)%	14%

VISTAPRINT N.V.

Supplemental Financial Information and Operating Metrics

	Q2 FY2012	Q3 FY2012	Q4 FY2012	FY2012	Q1 FY2013	Q2 FY2013

[1] New Customer Orders (millions) - Organic	2.9	2.4	2.2	9.4	2.2	3.2
y/y growth	32%	33%	22%	27%	16%	10%

[2] Total Order Volume (millions) - Organic	8.3	7.0	6.4	27.6	6.5	9.0
y/y growth	28%	21%	14%	21%	10%	8%

[3] Average Order Value - Organic ($USD)	$34.61	$35.38	$36.73	$35.78	$36.78	$36.25
y/y growth	4%	–2%	–3%	–1%	1%	5%

[4] TTM Unique Active Customer Count - Organic (millions)	12.9	13.8	14.4		14.9	15.4
y/y growth	22%	24%	26%		25%	19%
TTM new customer count (millions)	8.4	9.0	9.4		9.7	10.0
TTM repeat customer count (millions)	4.5	4.8	5.0		5.2	5.4

[5] TTM Average Bookings per Unique Active Customer - Organic	$71	$69	$68		$67	$67
y/y growth	1%	–1%	–6%		–8%	–6%
TTM average bookings per new customer (approx.)	$53	$52	$51		$50	$50
TTM average bookings per repeat customer (approx.)	$100	$100	$99		$99	$97

[6] Advertising & Commissions Expense - Consolidated (millions)	$78.8	$64.5	$57.7	$252.8	$65.2	$93.9
as % of revenue	26.3%	25.0%	23.0%	24.8%	25.9%	27.0%

Revenue - Consolidated as Reported ($ millions)	$299.9	$257.6	$250.4	$1,020.3	$251.4	$348.3
y/y growth	28%	26%	20%	25%	18%	16%
y/y growth in constant currency	28%	28%	25%	26%	23%	17%

North America ($ millions)	$139.8	$142.0	$143.4	$543.9	$144.2	$167.5

y/y growth	20%	23%	20%	20%	22%	20%
y/y growth in constant currency	20%	23%	21%	20%	22%	20%
as % of revenue	47%	55%	57%	53%	57%	48%
Europe ($ millions)	$143.0	$100.2	$92.0	$415.2	$89.7	$159.3

y/y growth	36%	29%	18%	29%	12%	11%
y/y growth in constant currency	37%	34%	30%	31%	23%	14%
as % of revenue	48%	39%	37%	41%	36%	46%
Asia Pacific ($ millions)	$17.0	$15.4	$15.1	$61.2	$17.5	$21.5

y/y growth	41%	47%	28%	44%	28%	26%
y/y growth in constant currency	37%	40%	33%	38%	29%	24%
as % of revenue	6%	6%	6%	6%	7%	6%

[7] Revenue - Organic ($ millions)	$284.2	$243.6	$235.0	$975.1	$233.4	$322.7
y/y growth	21%	20%	13%	19%	10%	14%
y/y growth in constant currency	21%	21%	17%	20%	13%	14%

North America - Organic ($ millions)	$139.8	$139.7	$140.9	$539.1	$141.6	$164.7

y/y growth	20%	21%	18%	19%	19%	18%
y/y growth in constant currency	20%	21%	18%	19%	19%	18%
as % of revenue	49%	57%	60%	55%	61%	51%
Europe - Organic ($ millions)	$127.3	$88.4	$79.1	$374.8	$74.3	$136.5

y/y growth	21%	14%	2%	17%	–7%	7%
y/y growth in constant currency	22%	18%	11%	18%	1%	9%
as % of revenue	45%	36%	34%	38%	32%	42%
Asia Pacific - Organic ($ millions)	$17.0	$15.4	$15.1	$61.2	$17.5	$21.5

y/y growth	41%	47%	28%	44%	28%	26%
y/y growth in constant currency	37%	40%	33%	38%	29%	24%
as % of revenue	6%	6%	6%	6%	7%	7%

Other metrics
[8] Unique digital paying subscribers at end of period (approximate)	340,000	342,000	351,000		353,000	357,000

Headcount at end of period	3,741	3,641	3,789		4,101	4,418
Full-time employees	3,310	3,404	3,543		3,798	3,936
Temporary employees	431	237	246		303	482

Notes:	Some numbers may not add due to rounding
Metrics are unaudited and where noted, approximate

[1]	Orders from first-time customers in period
[2]	Total order volume in period
[3]	Total bookings, including shipping and processing, divided by total orders
[4]	Number of individual customers who purchased from us in a given period, with no regard to frequency of purchase
[5]	Total bookings for a trailing twelve month period, including shipping and processing, divided by number of unique customers in the same period
[6]	External advertising and commissions expense for the consolidated business
[7]	Organic revenue excludes revenue from acquired companies Webs and Albumprinter
[8]	Organic - digital subscribers exclude Webs customers